SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On August 6, 2012, Knight Capital Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company and Jefferies & Company, Inc. (“Jefferies”), Jefferies High Yield Trading, LLC, Blackstone Capital Partners VI L.P. (“Blackstone”), Blackstone Family Investment Partnership VI ESC L.P., Blackstone Family Investment Partnership VI L.P., GETCO Strategic Investments, LLC (“GETCO”), TD Ameritrade Holding Corporation, Stephens Investments Holdings LLC and Stifel Financial Corp. (collectively, the “Investors”), pursuant to which, among other things, the Company sold 400,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), in a private placement to the Investors in exchange for aggregate cash consideration of $400,000,000 (the “Investments”). The Preferred Stock consists of 79,600 shares of Series A-1 Cumulative Perpetual Convertible Preferred Stock (the “Series A-1 Shares”) and 320,400 shares of Series A-2 Non-Voting Cumulative Perpetual Convertible Preferred Stock (the “Series A-2 Shares”). The Investments were completed on August 6, 2012 (the “Closing Date”). Copies of the press releases relating to the foregoing transaction are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference.

In connection with the Investments and in accordance with the terms of the Purchase Agreement, the Company agreed to appoint three new members to the Company’s board of directors (the “Board”) within one month following the Closing Date, including an individual selected by Blackstone, an individual selected by General Atlantic, which is the controlling investor in GETCO, and an individual proposed by the Board and acceptable to Jefferies. Each of Blackstone and General Atlantic will be entitled to select, and Jefferies will be entitled to approve, such members of the Board, respectively, for so long as such entity holds at least 25% of the Preferred Stock purchased by such entity pursuant to the Purchase Agreement.

Stockholder Approval Exception

On the Closing Date, the Series A-1 Shares and the Series A-2 Shares represent, on an as-converted basis, approximately 73% of the outstanding common stock, par value $0.01 per share (the “Common Stock”) of the Company. As a result, the completion of the Investments normally would have required the approval of the Company’s stockholders (the “Stockholder Approval”) pursuant to the Shareholder Approval Policy of the New York Stock Exchange (the “Exchange”). However, the Finance and Audit Committee of the Board determined that the delay that would result from the requirement to obtain Stockholder Approval prior to the completion of the Investments would seriously jeopardize the financial viability of the Company and accordingly the Finance and Audit Committee of the Board approved the Company’s reliance on the “financial viability” exception set forth in the Exchange’s Shareholder Approval Policy applicable to such circumstances (the “Exception”). The Exchange informed the Company on August 6, 2012 that it did not object to the Company’s reliance on the Exception. The Company, in reliance upon the Exception, is mailing to the Company’s stockholders a letter notifying such stockholders that the Company issued the Series A-1 Shares and the Series A-2 Shares (and issued or will issue the Common Stock into which such shares may be converted pursuant to the Preferred Designations (as defined below)) without obtaining Stockholder Approval. A copy of the press release describing the Exception and the Company’s actions related thereto is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Preferred Stock

The preferences, limitations, powers and relative rights of the Series A-1 Shares and the Series A-2 Shares are set forth in the Certificate of Designations (the “Preferred Designations”). The Series A-1 Shares and Series A-2 Shares rank on parity with each other, and rank senior to the Common Stock and to any other classes of Preferred Stock, as to dividend and liquidation rights. Dividends on the Series A-1 Shares and the Series A-2 Shares accrue daily and are payable on a cumulative basis, as and if declared by the Board, in cash at a rate per annum equal to 2% of (i) the liquidation preference of $1,000 per share and (ii) the amount of any accrued but unpaid dividends in respect of such shares. Declared dividends on the Series A-1 Shares and the Series A-2 Shares will be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15, commencing on October 15, 2012. The Company is prohibited from paying any dividend with respect to shares of Common Stock or other junior securities or repurchasing or redeeming any shares of Common Stock or other junior securities in any quarter unless full dividends are paid on the Series A-1 Shares and the Series A-2 Shares in such quarter. The Series A-1 Shares and the Series A-2 Shares participate in any dividends paid on the Common Stock or other junior securities.

Holders of Series A-1 Shares are entitled to vote with holders of Common Stock, on an as-converted basis (subject to the limitation on conversion of Series A-1 Shares described below), on all matters submitted to a vote of the Company’s stockholders, subject to applicable law and Exchange rules. In addition, except as would result in the violation of Exchange rules, the consent of a majority of the Series A-1 Shares is required with respect to matters specified in the Preferred Designations. The Series A-2 Shares do not have voting rights.

The outstanding Series A-1 Shares and the Series A-2 Shares will mandatorily convert into Common Stock on the third trading day following the date on which the closing price of the Common Stock exceeds 200% of the then-applicable Conversion Price (as defined below) for 60 consecutive trading days, provided that the Company has filed a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock issuable upon such conversion and such registration statement has been declared effective. Each Series A-1 Share and each Series A-2 Share is convertible into 666.667 shares of Common Stock (the “Conversion Rate”), subject to customary anti-dilution adjustments. The Conversion Rate also will be adjusted upon the occurrence of certain merger or acquisition transactions and fundamental changes. The “Conversion Price” is equal to 1,000 divided by the Conversion Rate in effect at such time, for an initial Conversion Price of $1.50 per share of Common Stock.

Each Series A-1 Share is also convertible at the option of the holder into a number of shares of Common Stock equal to the Conversion Rate, subject to a cap to ensure compliance with the requirements of the Exchange. Following the date on which all Series A-1 Shares and Series A-2 Shares may be converted without violating the requirements of the Exchange, each Series A-2 Share will be convertible at the option of the holder into a Series A-1 Share, provided that the holder of such Series A-2 Share delivers to the Company a certification that all required regulatory approvals have been obtained (and any applicable waiting periods have expired) for such conversion. Upon the conversion, the former Series A-2 Shares will have the preferences and rights of the Series A-1 Shares.

Neither the Series A-1 Shares nor the Series A-2 Shares are redeemable by the Company or by the holders other than in connection with certain fundamental corporate changes set forth in the Preferred Designations. The Series A-1 Shares and the Series A-2 Shares are subject to customary anti-dilution adjustment as set forth in the Preferred Designations.

Registration Rights Agreement

In connection with the Investments, the Company entered into a Registration Rights Agreement, dated as of August 6, 2012, with the Investors, pursuant to which, among other things, the Company agreed to file with the Securities and Exchange Commission a registration statement covering resales by the Investors and certain of their transferees of the Series A-1 Shares, the Series A-2 Shares and the Common Stock into which the Series A-1 Shares and the Series A-2 Shares may be converted pursuant to the Preferred Designations. The Registration Rights Agreement also provides the Investors and certain of their transferees with certain customary demand registration rights and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Preferred Designations, the terms of the Series A-1 Shares and the Series A-2 Shares and the Registration Rights Agreement are summaries and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Preferred Designations and the Registration Rights Agreement, copies of which are attached as Exhibits 10.1, 3.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The issuance and sale of the Series A-1 Shares, the Series A-2 Shares and the Common Stock into which the Series A-1 Shares and the Series A-2 Shares may be converted pursuant to the Preferred Designations is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Purchase Agreement, the Company issued 79,600 Series A-1 Shares and 320,400 Series A-2 Shares, the terms of which are more fully described in Item 1.01 and the Preferred Designations. The holders of the Series A-1 Shares and the Series A-2 Shares will have preferential dividend and liquidation rights over the holders of the Common Stock and any other classes of Preferred Stock.

The information set forth in Item 1.01 is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Preferred Designations, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2012, the Company filed the Preferred Designations with the Secretary of State of the State of Delaware for the purpose of amending the Company’s Certificate of Incorporation to establish the preferences, limitations, powers and relative rights of the Series A-1 Shares and the Series A-2 Shares. The Preferred Designations became effective upon filing with the Secretary of State of the State of Delaware on August 6, 2012. The foregoing description is qualified in its entirety by reference to the Preferred Designations, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of Preferences and Rights of the Series A-1 Cumulative Perpetual Convertible Preferred Stock and Series A-2 Non-Voting Cumulative Perpetual Convertible Preferred Stock of Knight Capital Group, Inc.

10.1	Securities Purchase Agreement, dated as of August 6, 2012 by and among Knight Capital Group, Inc. and the investors signatory thereto.

10.2	Registration Rights Agreement, dated as of August 6, 2012 by and among Knight Capital Group, Inc., the parties identified as the Investors therein and any parties identified on any joinder agreement thereto.

99.1	Press Release of Knight Capital Group, Inc., dated August 6, 2012.

99.2	Press Release of Knight Capital Group, Inc., dated August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

KNIGHT CAPITAL GROUP, INC.

Date: August 6, 2012	By:	/s/ Andrew M. Greenstein
Andrew M. Greenstein
Managing Director, Deputy General
Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designations of Preferences and Rights of the Series A-1 Cumulative Perpetual Convertible Preferred Stock and Series A-2 Non-Voting Cumulative Perpetual Convertible Preferred Stock of Knight Capital Group, Inc.

10.1	Securities Purchase Agreement, dated as of August 6, 2012 by and among Knight Capital Group, Inc. and the investors signatory thereto.

10.2	Registration Rights Agreement, dated as of August 6, 2012 by and among Knight Capital Group, Inc., the parties identified as the Investors therein and any parties identified on any joinder agreement thereto.

99.1	Press Release of Knight Capital Group, Inc., dated August 6, 2012.

99.2	Press Release of Knight Capital Group, Inc., dated August 6, 2012.